Morgan Stanley Institutional Fund, Inc. -
Global Value Equity Portfolio
International Equity Portfolio
International Magnum Portfolio
International Small Cap Portfolio
Global Franchise Portfolio
International Real Estate Portfolio

Exhibit 77Q(1) Amended and Restated Sub-Advisory Agreement
is incorporated herein by reference to Exhibit (d)(7) of
Post-Effective Amendment No. 62 to the Registrant's
Registration Statement on Form N-1A, filed on August 1,
2006.